UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

RLJ ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 9, 2015, RLJ Entertainment (the “Company”) dismissed KPMG LLP (“KPMG”) as its principal accountants, effective December 9, 2015.  The Company has engaged BDO USA, LLP (“BDO”) as its independent registered public accounting firm, effective December 14, 2015.  The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors.  The decision to change auditors was made in the ordinary course of the Company’s business after a careful review of the Company’s profile, needs and prospects.

KPMG served as the Company’s registered public accounting firm for the fiscal year ended December 31, 2014 and for the subsequent period in 2015 prior to their termination.  The audit report of KPMG on the financial statements for the period of January 1, 2014 to December 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods of (i) January 1, 2014 to December 31, 2014, and (ii) January 1, 2015 through the date of this disclosure, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S–K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG’s satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the periods of (i) January 1, 2014 to December 31, 2014, and (ii) January 1, 2015 through the date of this disclosure, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S–K and the related instructions to Item 304 of Regulation S-K) other than the material weaknesses in internal control over financial reporting, which were (1) an ineffective design of the process level controls associated with the review of content ultimates, which lead to errors in the amortization expense and related impairment of physical inventories, and (2) a failure to design or maintain effective process controls over certain reconciliations and management review, as previously reported in the Company’s 2014 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q for each quarter of 2015.  These failures did not result in a material adjustment to our financial statements taken as a whole. The Company’s Audit Committee has discussed the material weaknesses with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of BDO concerning the material weaknesses.

During the periods of (i) January 1, 2014 to December 31, 2014, and (ii) January 1, 2015 through the date of this disclosure, the Company did not consult with BDO regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; (b) the type of audit opinion that might be rendered on the Company’s financial statements; or (c) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S–K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S–K and the related instructions to Item 304 of Regulation S-K).

The Company has provided KPMG with a copy of the foregoing disclosure.  Attached as an exhibit hereto is a copy of KPMG’s letter, dated December 15, 2015, in response to the foregoing disclosure.

Item 9.01.	Financial Statements and Exhibits.

(d)
Exhibits:
Exhibit No.	Description
16.1	Letter dated December 15, 2015, from KPMG LLP to the United States Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date: December 15, 2015	By:	/s/ MIGUEL PENELLA
Name:	Miguel Penella
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated December 15, 2015, from KPMG LLP to the United States Securities and Exchange Commission